     2. SHAREHOLDER VOTES. During the period ended December 31, 2008, the following actions were taken by the shareholders of certain of the Portfolios.

     SPECIAL MEETINGS OF THE SHAREHOLDERS

     A special meeting of shareholders of the Small Cap Portfolio was held on August 15, 2008. At the August 15, 2008 meeting, shareholders voted and approved a new portfolio management agreement between the Trust and Geewax & Partners, LLC. The results of the August 15, 2008 meeting are presented below:

     1. Approval of a portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio, and Geewax & Partners, LLC.

                                % of the Outstanding
               Shares Voted   Shares of the Portfolio   % of Votes in Favor
               ------------   -----------------------   -------------------
Affirmative:    39,208,232             74.58%                 100.00%
Against:                 0              0.00%                   0.00%
Abstain:                 0              0.00%                   0.00%
                ----------             -----                  ------
Total:          39,208,232             74.58%                 100.00%
                ----------             -----                  ------

     A special meeting of shareholders of each of the Value, the Institutional Value and the Institutional Growth Portfolios was held on December 5, 2008. At the December 5, 2008 meeting shareholders of the Value Portfolio approved a new portfolio management agreement with the Trust and AllianceBernstein L.P., shareholders of the Institutional Value Portfolio approved new portfolio management agreements with the Trust and AllianceBernstein L.P. and the Trust and Pacific Investment Management Company, LLC and shareholders of the Institutional Growth Portfolio approved a new portfolio management agreement with the Trust and Pacific Investment Management Company, LLC. The results of the December 5, 2008 meeting are presented below:

     2. Approval of a portfolio management agreement between the Trust, on behalf of the Value Portfolio, and AllianceBernstein L.P.

                                % of the Outstanding
               Shares Voted   Shares of the Portfolio   % of Votes in Favor
               ------------   -----------------------   -------------------
Affirmative:    50,976,508             86.35%                 100.00%
Against:                 0              0.00%                   0.00%
Abstain:                 0              0.00%                   0.00%
                ----------             -----                  ------
Total:          50,976,508             86.35%                 100.00%
                ----------             -----                  ------

     3. Approval of a portfolio management agreement between the Trust, on behalf of the Institutional Value Portfolio, and AllianceBernstein L.P.

                                % of the Outstanding
               Shares Voted   Shares of the Portfolio   % of Votes in Favor
               ------------   -----------------------   -------------------
Affirmative:    30,812,078             87.44%                 100.00%
Against:                 0              0.00%                   0.00%
Abstain:                 0              0.00%                   0.00%
                ----------             -----                  ------
Total:          30,812,078             87.44%                 100.00%
                ----------             -----                  ------

     4. Approval of a portfolio management agreement between the Trust, on behalf of the Institutional Value Portfolio, and Pacific Investment Management Company, LLC.

                                % of the Outstanding
               Shares Voted   Shares of the Portfolio   % of Votes in Favor
               ------------   -----------------------   -------------------
Affirmative:    30,812,078             87.44%                 100.00%
Against:                 0              0.00%                   0.00%
Abstain:                 0              0.00%                   0.00%
                ----------             -----                  ------
Total:          30,812,078             87.44%                 100.00%
                ----------             -----                  ------

     5. Approval of a portfolio management agreement between the Trust, on behalf of the Institutional Growth Portfolio, and Pacific Investment Management Company, LLC.

                                % of the Outstanding
               Shares Voted   Shares of the Portfolio   % of Votes in Favor
               ------------   -----------------------   -------------------
Affirmative:    48,225,121             85.96%                 100.00%
Against:                 0              0.00%                   0.00%
Abstain:                 0              0.00%                   0.00%
                ----------             -----                  ------
Total:          48,225,121             85.96%                 100.00%
                ----------             -----                  ------